Exhibit 21.1

Subsidiaries of Landmark Apartment Trust of America, Inc. as of March 20, 2013

Landmark Apartment Trust of America Holdings, L.P. (Virginia)

Apartment REIT Walker Ranch GP, LLC (Delaware)

Apartment REIT Walker Ranch, L.P. (Texas)

Apartment REIT Hidden Lakes GP, LLC (Delaware)

Apartment REIT Hidden Lakes, L.P. (Texas)

Apartment REIT Park at North Gate GP, LLC (Delaware)

Apartment REIT Park at North Gate, L.P. (Texas)

Apartment REIT Residences at Braemar, LLC (North Carolina)

Apartment REIT Bay Point Resort, LLC (Texas)

Apartment REIT Towne Crossing GP, LLC (Delaware)

Apartment REIT Towne Crossing, LP (Texas)

Apartment REIT Villas of El Dorado, LLC (Delaware)

G&E Apartment REIT Arboleda, LLC (Delaware)

G&E Apartment REIT Canyon Ridge, LLC (Delaware)

G&E Apartment REIT Creekside Crossing, LLC (Delaware)

G&E Apartment REIT Kedron Village, LLC (Delaware)

G&E Apartment REIT The Myrtles at Olde Towne, LLC (Delaware)

G&E Apartment REIT The Heights at Olde Towne, LLC (Delaware)

G&E Apartment REIT Bella Ruscello, LLC (Delaware)

G&E Apartment REIT Mission Rock Ridge, LLC (Delaware)

ATA Property Management, LLC (formerly named MR Property Management, LLC) (Delaware)

ATA-Mission, LLC (Delaware)

NNN/Mission Residential Holdings, LLC (Virginia)

NNN/Mission Collin Creek LeaseCo, LLC (Texas)

NNN/Mission Spring Creek LeaseCo, LLC (Texas)

NNN/Mission Mallard Creek LeaseCo, LLC (Delaware)

NNN/Mission University Place LeaseCo, LLC (Delaware)

Daytona Seabreeze, LLC (Delaware)

Seabreeze Daytona Marina, LLC (Delaware)

Bay Breeze Sonesta, LLC (Florida)

Esplanade Apartments, LLC (Florida)

ADMG Altamonte Partners, LLC (Delaware)

Landmark at Creekside Grand, LLC (Delaware)

El Conquistador Partners, LLC (Delaware)

Landmark at Grand Meadow, LLC (Delaware)

Landmark Grand at Galleria, LLC (Delaware)

Landmark at Grand Palms, LLC (Delaware)

Century Mill Partners, LLC (Delaware)

Woodberry Partners, LLC (Delaware)

Baymeadows Partners, LLC (Delaware)

Landmark at Heritage Fields, LLC (Delaware)

Manchester Park, LLC (Delaware)

Landmark at Ridgewood Preserve, LLC (Delaware)

Landmark at Emerson Park, LLC (Delaware)

Kings Carlyle Club Apartments, LLC (Delaware)

Landmark at Brighton Colony, LLC (Delaware)

Landmark at Greenbrooke Commons, LLC (Delaware)